UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

ADVAXIS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-28489	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey, 08540
(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2017, Advaxis, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Anthony Lombardo in connection with Mr. Lombardo’s assumption of the role of Interim Chief Executive Officer of the Company, effective July 6, 2017, as previously disclosed in the Company’s Current Report on Form 8-K filed on July 6, 2017.

Under the terms of the Employment Agreement, Mr. Lombardo’s base salary will be equal to $355,000 per year. Mr. Lombardo is also eligible to receive a one-time lump-sum bonus equal to $88,000 payable within thirty (30) days after the effective date of the Employment Agreement. Additionally, an annual discretionary bonus, targeted to 50% of Mr. Lombardo’s base salary, may be granted if certain performance goals are met in the discretion of the Company’s Compensation Committee.

Further, Mr. Lombardo will be entitled to cash severance payments if the Company terminates his employment without Just Cause (as defined in the Employment Agreement) or if Mr. Lombardo resigns his employment for Good Reason (as defined in the Employment Agreement).

In connection with the execution of the Employment Agreement, Mr. Lombardo also agreed to maintain Company Confidential Information (as defined in the Employment Agreement).

The foregoing summary of the Employment Agreement is qualified in its entirety by a copy of such agreement filed as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

10.1	Employment Agreement by and between Advaxis, Inc. and Anthony Lombardo, dated July 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.
Date: July 21, 2017
	By:	/s/ Sara Bonstein
Sara Bonstein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement by and between Advaxis, Inc. and Anthony Lombardo, dated July 18, 2017.